Exhibit 99.1

Quest Resource Holding Reports First Quarter 2019 Financial Results

THE COLONY, TX – May 15, 2019 -- Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest"), a national leader in environmental reuse, recycling, and waste disposal services, today announced financial results for the first quarter ended March 31, 2019.

First Quarter 2019 Highlights

•	Revenue increased 7.9% to $26.6 million compared with $24.7 million for the first quarter of 2018.
•	Gross profit increased 28.0% to $4.5 million compared with $3.5 million for the first quarter of 2018.
•	Gross margin increased 260 basis points to 17.0% of revenue compared with 14.4% for the first quarter of 2018.
•

Operating expenses decreased 4.1% to $4.5 million compared with $4.7 million for the first quarter of 2018, with the first quarter of 2019 including $230,000 of expenses related to the equity offering of selling stockholders’ stock.

•	Net loss was $(164,000), a $1.1 million improvement compared with the net loss of $(1.3) million for the first quarter of 2018.
•	Net loss per share improved to $(0.01) compared with $(0.09) for the first quarter of 2018.
•	Adjusted EBITDA was $796,000 compared with $114,000 for the first quarter of 2018.

Key Recent Highlights

•

Significantly diversified ownership base - Subsequent to quarter end, three stockholders sold approximately 4.3 million shares of common stock of the Company in a registered public offering that closed on April 11, 2019.  In a separate transaction on the same day, an affiliate of Hampstead Park Capital Management, an investment firm, acquired 1.75 million shares of common stock of our company from one of the selling stockholders. Taken together, about 40% of the company’s stock was placed with a diversified group of existing and new stockholders.  The Company did not issue any stock and did not receive any proceeds from the sale of the stock sold by the selling stockholders.

•

Governance developments - Effective April 11, 2019, the Company appointed two designees of Hampstead Park Capital Management to the Board of Directors, with Daniel M. Friedberg joining as Chairman of the Board and Chairman of the Nominations and Corporate Governance Committee, and Stephen A. Nolan joining as a director, replacing former Chairman, Mitchell A. Saltz and former Director, Jeffrey D. Forte.

"First quarter results were in line with our expectations.  The growth of the top line and gross profit during the first quarter reflects continued success in finding opportunities to add value to our customers.  We are increasing locations, serving additional waste streams, and providing more services to our existing customers, and in turn, bolstering the strategic nature of our relationships,” said S. Ray Hatch, President and Chief Executive Officer. “In addition, we are pleased with the progress we are making with new customers as our pipeline continues to grow. With the combination of expanding business from our existing customers and a growing pipeline of new customer opportunities, we continue to expect double-digit growth in top line and gross profit dollars this year and to generate mid-teen gross margins.  Coupled with the operating leverage inherent in our business model, we expect to grow net income and adjusted EBITDA.”

First Quarter 2019 Earnings Conference Call and Webcast

Quest will conduct a conference call Wednesday, May 15, 2019, at 5:00 p.m. Eastern Time, to review the financial results for the first quarter ended March 31, 2019. Investors interested in participating on the live call can dial 1-800-289-0438 within the U.S. or 1-323-794-2423 from abroad.  The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at www.qrhc.com. A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, a non-GAAP financial measure, "Adjusted EBITDA" is presented. From time-to-time, Quest considers and uses this supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents this non-GAAP measure because it considers it an important supplemental measure of Quest's performance. Quest's definition of this adjusted financial measure may differ from similarly named measures used by others. Quest believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. (See attached table "Reconciliation of Net Loss to Adjusted EBITDA.")

About Quest Resource Holding Corporation

Quest is a national provider of reuse, recycling, and disposal services that enable our customers to achieve and satisfy their environmental and sustainability goals and responsibilities.  Quest provides businesses across multiple industry sectors with single source, customer specific solutions to address a wide variety of waste streams and recyclables generated by their operations.  Quest also provides information and data that tracks and reports the environmental results of Quest’s services, provides actionable data to improve business operations, and enables Quest’s customers to achieve and satisfy their environmental and sustainability goals and responsibilities. For more information, visit www.qrhc.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances.  The forward-looking statements include, but are not limited to, our continued expectation of double-digit growth in top line and gross profit dollars this year and to generate mid teen gross margins; our expectation to grow net income and adjusted EBITDA;  our belief it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items; our belief that our definition of an adjusted financial measure facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis.  These statements are based on our current expectations, estimates, projections, beliefs, and assumptions.  Such statements involve significant risks and uncertainties.  Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Report on Form 10-K for the year ended December 31, 2018.  You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities.  Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2019	2018
Revenue	$26,649	$24,696
Cost of revenue	22,106	21,148
Gross profit	4,543	3,548
Selling, general, and administrative	4,214	3,752
Depreciation and amortization	326	985
Total operating expenses	4,540	4,737
Operating income (loss)	3	(1,189)
Interest expense	112	124
Loss before taxes	(109)	(1,313)
Income tax expense	55	—
Net loss	$(164)	$(1,313)

Net loss applicable to common stockholders	$(164)	$(1,313)
Net loss per common share:
Basic and diluted	$(0.01)	$(0.09)

Weighted average number of common shares outstanding:
Basic and diluted	15,329	15,302

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2019	2018
Net loss	$(164)	$(1,313)
Depreciation and amortization	359	1,030
Interest expense	112	124
Stock-based compensation expense	204	224
Other adjustments	230	49
Income tax expense	55	—
Adjusted EBITDA	$796	$114

BALANCE SHEETS

(In thousands, except per share amounts)

	March 31,	December 31,
	2019	2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,066	$2,122
Accounts receivable, less allowance for doubtful accounts of $992 and $929 as of March 31, 2019 and December 31, 2018, respectively	17,733	16,712
Prepaid expenses and other current assets	1,147	966
Total current assets	20,946	19,800

Goodwill	58,208	58,208
Intangible assets, net	2,361	2,611
Property and equipment, net, and other assets	2,923	968
Total assets	$84,438	$81,587

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$17,036	$15,778
Deferred revenue and other current liabilities	52	72
Total current liabilities	17,088	15,850

Revolving credit facility, net	5,158	5,194
Other long-term liabilities	1,609	—
Total liabilities	23,855	21,044

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued or outstanding as of March 31,2019 and December 31, 2018	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 15,329 shares issued and outstanding as of March 31, 2019 and December 31, 2018	15	15
Additional paid-in capital	159,906	159,702
Accumulated deficit	(99,338)	(99,174)
Total stockholders’ equity	60,583	60,543
Total liabilities and stockholders’ equity	$84,438	$81,587

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